SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008 (January 22, 2008)

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Addresses of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	REGULATION FD DISCLOSURE.

On January 22, 2008 MBIA Inc. (“MBIA”) received a Subpoena Duces Tecum and Interrogatories (collectively, the “Subpoena”) from the Securities Division of the Commonwealth of Massachusetts dated January 18, 2008. A copy of the Subpoena is attached as Exhibit 99.1 hereto.

The information in the Subpoena is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by MBIA under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01.	OTHER EVENTS.

The following information is being filed pursuant to Item 8.01 – Other Events of Form 8-K.

On January 22, 2008 MBIA Inc. (“MBIA”) received a Subpoena Duces Tecum and Interrogatories (collectively, the “Subpoena”) from the Securities Division of the Commonwealth of Massachusetts dated January 18, 2008 (the “Securities Division”). The Subpoena seeks information regarding the “Massachusetts Public Issuer Bonds” (defined to include debt securities of the Commonwealth of Massachusetts and any political subdivision thereof, and quasi-governmental entity located in Massachusetts, and any city, town or county of Massachusetts and any political subdivision thereof) insured by MBIA Insurance Corporation from January 1, 2006 to the present, and requires production of related offering materials and written disclosures pertaining to MBIA and provided by MBIA to the underwriters or issuers of such Massachusetts Public Issuer Bonds.

MBIA intends to cooperate with the Securities Division and is preparing its response to the Subpoena.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

99.1 Subpoena Duces Tecum and Interrogatories from the Securities Division of the Commonwealth of Massachusetts received by MBIA on January 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: January 24, 2008

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated January 24, 2008

Exhibit 99.1	Subpoena Duces Tecum and Interrogatories from the Securities Division of the Commonwealth of Massachusetts received by MBIA on January 22, 2008